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                                                                EXHIBIT 3.8




                                    BY-LAWS

                                       OF

                              VON'S WELDING, INC.

                                   ARTICLE I

                                     OFFICE

     Section 1. The principal office shall be in Gillette, Wyoming.

     Section 2. The corporation may have offices also at such other places within and without the State of Wyoming as the board of directors may from time to time determine.

                                   ARTICLE II

                            MEETING OF STOCKHOLDERS

     Section 1. All meetings of the stockholders for the election of directors shall be held in Gillette, Wyoming, at such place as may be fixed from time to time by the board of directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Wyoming, as shall be stated in the notice of meetings.

     Section 2. Annual meetings of stockholders shall be held on the Third Tuesday in April each year if not a legal holiday, and if a legal holiday, then on the next full business day following, at 1:00 P.M., at which they shall elect by a plurality vote a board of directors, and transaction such other business as may properly be brought before the meeting.

     Section 3. Written notice of the annual meeting shall be given to each stockholder entitled to vote thereat at least ten (10) days before the day of the meeting.

     Section 4. The officer who has charge of the stock book of the corporation shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arrange in alphabetical order with the residence of and the number of voting shares held by each. Such list shall be open for ten days to the examination of any stockholder at the place where said election is to be held and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

     Section 5. Special meeting of the stockholders may be called by the president and shall be called by the president or secretary by resolution of the board of directors or at the request in writing of stockholders owing a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such resolution or request shall state the purpose or purposes of the proposed meeting.

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     Section 6. Written notice of a special meeting of stockholders, stating the time, place and object thereof, shall be given to each stockholder entitled to vote thereat, at least ten days before the date fixed for the meeting.

     Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from tire to time without notice other than announcement at the meeting, until. a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented by business may be transacted which might have been transacted at the meeting as originally notified.

     Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meetings Unless the question is one of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     Section 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having power held by such stockholders, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period, and, except where the transfer books of the corporation have been closed or date has been fixed as a record date, date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors which has been transferred on the books of the corporation within twenty days preceding such election of directors.

     Section 11. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of statutes or of the certificate of incorporation, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

                                  ARTICLE III

                                   DIRECTORS

     Section 1. The number of directors which shall constitute the whole board be THREE (3). The first board shall consist of three (3) director.
Thereafter, within the limits above specified, the number of directors shall be determined by the stockholders at the annual

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meeting.  The directors shall be elected at the annual meeting of the stockholders except as provided in Section 2 of this article, and each director elected shall hold office until his successor is elected. Directors need not be stockholders.

     Section 2. Vacancies and newly created directorship resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected, unless sooner displaced.

     Section 3. The business of the corporation shall be managed by its board of directors which may exercise all such powers the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

     Section 4. The board of directors may hold meetings, both regular and special, either within or without the State of Wyoming.

     Section 5. The first meeting of each newly elected board of directors shall be held immediately following the adjournment of the meeting of stockholders and at the place thereof. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum is present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors.

     Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

     Section 7. Special meetings of the board of directors may be called by the president and shall be called by the secretary on the written request of two directors. Notice of special meetings of the board of directors shall be given to each director at least three days before the meeting if by mail or if in person or by telephone or telegraph at least 24 hours before the meeting. The notice need not specify the business to be transacted.

     Section 8. At all meetings of the board a majority of the directors at the time in office but in no event less than one-third of the full board of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 9. The board of directors may be resolution passes by a majority of the whole board, designate one or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the

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corporation to be affixed to all papers which may require it.  Such committee or committees shall have such names or names as may be determined from time by resolution adopted by the board of directors.

     Section 10. The committees shall keep regular minutes of their proceedings and report the same to the board of directors.

     Section 11. The directors may be paid their expenses of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of Directors or a stated salary as director. To such payment shall preclude the director from serving the corporation in any other capacity and receiving compensation therefore. Members of special or standing committee may be allowed compensation for attending committee meetings.

                                   ARTICLE IV

                                    NOTICES

     Section 1. Notices to directors and stockholders mailed to them at their addresses appearing on the books of the corporation shall be deemed to be given at the time when mailed.

     Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation, or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V

                                    OFFICERS

     Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and treasurer. The board of directors may also choose additional vice-presidents, and one or more offices may be held by the same person, except that the offices of president and secretary may not be held by the same person.

     Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president from among the directors, and shall choose one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board.

     Section 3. The board of directors may appoint such other officers and agent as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 4. The salaries of all officers of the corporation shall be fixed by the board of directors.

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     Section 5.  The officers of the corporation shall hold office at the pleasure of the board of directors. Any officer elected or appointed by the board of directors may be removed at any time by the board of directors. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors.

     Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation shall see that all orders and resolutions of the board of directors are carried into effect. He shall execute on behalf of the corporation and may affix or cause the seal to be affixed to all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

     Section 7. The vice-president shall act under the direction of the president and in 'the order of their seniority, unless otherwise determined by the board of directors, and in the absence or disability of the president, shall perform the duties and have such other powers as the president of the board of directors may from time to time prescribe.

     Section 8. The secretary shall act under the direction of the president. Subject to the direction of the president, he shall attend all meetings of the board of directors and all meeting of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the president or the board of directors. He shall keep in a safe custody the seal of the corporation and, when authorized by the president or the board of directors cause it to be affixed to any instrument requiring it and when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary or an assistant treasurer.

     Section 9. The assistant secretaries in the order of seniority, unless otherwise determined by the president or the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have other powers as the president of the board of directors may from time to time prescribe.

     Section 10. The treasurer shall act under the direction of the president. Subject to the direction of the president he shall have the custody of the corporation funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name of and to the credit of the corporation in such depositories as may he designated by the board of directors.

     Section 11. He shall disburse the funds of the corporation as may be ordered by the president or the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors as its regular meetings, or when the board of

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directors so requires an account of all his transactions as treasurer and of the financial condition of the corporation.

     Section 12. The assistant treasurers in the order of their seniority, unless otherwise determined by the president or the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the president of the board of directors may from time to time prescribe.

                                   ARTICLE VI

                             CERTIFICATES OF STOCK

     Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an. assistant secretary of the corporation, certifying the amount of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock, the designations, preference and relative, participating, optional or other special rights of each class and the qualifications, limitations or restrictions of such preference and/or rights shall be set forth in full or summarized on the face or back of the certificates.

     Section 2. If a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such president, vice-president, treasurer, assistant treasurer, secretary or assistant secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation, or otherwise, before such certificate or certificates have been delivered by the corporation such certificate or certificates may, nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signatures or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

     Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any corporation alleged to have been lost or destroyed, upon the making of an affidavit to that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue to a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lot or destroyed certificate or certificates,, or his legal representative to give the corporation a bond in such sum as it may direct to as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

     Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new

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certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 5. The board of directors may close the stock transfer books of the corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled or received payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice, and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to give such consent, as the case may be notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid

     Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Wyoming.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     Section 1. There may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property, or for such other purposes as the board of directors may think conductive to the interest of the corporation and directors may modify or abolish any such reserve.

     Section 2. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

     Section 3. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

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     Section 4.  The corporate seal shall have inscribed thereon the name of the corporation and words "Corporate Seal, Wyoming". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                INDEMNIFICATION

     Section 1. Any person made a party to any civil or criminal action, suit or proceeding by reason of the fact that he, his testator or interstate, is or was a director, officer or employee of his corporation or of any corporation which he served as such at the request of this corporation, shall be indemnified by the corporation against the reasonable expenses, including without limitation, attorney's fees and amounts paid to the corporation by him, actually and necessarily incurred by or imposed upon him in connection with, or resulting from the defense of such civil, criminal action, suit or proceedings that such officer, director or employee is liable for negligence or misconduct, in the performance of his duties. In the case of a criminal action suit or proceedings, a conviction (whether based on a plea of guilty or nolo contenders or its equivalent, or after trial) shall not of itself be deemed an adjudication that such officer, director or employee is liable for negligence or misconduct in the performance of his duties. Any amount payable pursuant to this article may be determined and paid, at the option of the person to be indemnified, pursuant to procedure set forth from time to time in the by-laws or by any of the following procedures: (a) order of the court having jurisdiction of any such civil or criminal action, suit or proceedings, (b) resolution adopted by a majority of a quorum of the board of directors of the corporation without counting in such majority or quorum any interested directors, (c) resolution adopted by the holders of record or a majority of the outstanding shares of capital stock of the corporation having powers, or (d) order of any court having jurisdiction over the corporation. Such right of indemnification shall not be exclusive of any other right of the corporation, and the other persons above-mentioned, may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any charter provisions, by-laws, agreements, vote of stockholders, provisions of law or otherwise as their rights under this article.

                                   ARTICLE IX

                                   AMENDMENTS

     Section 1. The by-laws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

     Section 2. The board of directors by a majority vote of the whole board at any regular meeting or at any duly called special meeting may amend these by-laws, including by-laws , adopted by the stockholders, provided that the stockholders may from time to time specify particular provisions of the by-laws which shall not be amended by the board of directors.

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                                           Secretary

                                           _______________________________